UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150028	32-0196442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

82 Richmond Street East, Toronto, Ontario, Canada M5C 1P1

(Address of Principal Executive Offices) (Zip Code)

416-477-7771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 23, 2023, Bunker Hill Mining Corp., a Delaware corporation (the “Company”), and Silver Valley Metals Corp., an Idaho corporation and wholly owned subsidiary of the Company (“Silver Valley”), entered into (i) a metals purchase agreement (the “Metals Purchase Agreement”) with an affiliate of Sprott Private Resource Streaming & Royalty Corp. (“Sprott Streaming”), (ii) a loan agreement (the “Loan Agreement”) with two affiliates Sprott Streaming (collectively, the “Lenders”), and (iii) a fourth omnibus amendment agreement with certain affiliates of Sprott Streaming and the other parties named therein (the “Omnibus Amendment Agreement”) for an upsized $67 million project financing package. The package consists of a $46 million multi-metals stream (the “Stream”) and a $21 million new debt facility (the “Debt Facility”) that is available for draw, subject to certain terms and conditions, for two years at the Company’s election. Including the previously funded $8 million Royalty Convertible Debenture (the “RCD”), $6 million Series 1 Convertible Debenture (the “CD1”), and $15 million Series 2 Convertible Debenture (the “CD2”), the total commitment of Sprott Streaming and its affiliates to the Bunker Hill mine restart increased to $96 million. The transactions contemplated by the Metals Purchase Agreement, the Loan Agreement, and the Omnibus Amendment Agreement closed on June 23, 2023.

Metals Purchase Agreement and Royalty Agreement

Pursuant to the Metals Purchase Agreement, the maximum amount of refined silver, lead and zinc under the Stream increased from $37 million to $46 million (the “Stream Amount”). The terms of the Stream are unchanged from those announced in December 2021, applying to 10% of payable metals sold until a minimum quantity of metal is delivered consisting of, individually, approximately 63.5 million pounds of zinc, 40.4 million pounds of lead, and 1.2 million ounces of silver. Thereafter, the Stream will apply to 2% of payable metals sold. The delivery price of streamed metals will be 20% of the applicable spot price. The Company may buy back 50% of the Stream Amount at a 1.40x multiple of the Stream Amount between the second and third anniversary of the date of funding, and at a 1.65x multiple of the Stream Amount between the third and fourth anniversary of the date of funding.

As previously contemplated, upon funding of the Stream, the RCD was repaid by the Company, and Silver Valley granted to an affiliate of Sprott Streaming a royalty for 1.85% of life-of-mine gross revenue (the “Royalty”) from mining claims considered to be historically worked (the “Primary Claims”), contiguous to current accessible underground development, and covered by the Company’s 2021 ground geophysical survey, pursuant to a royalty agreement, dated as of June 23, 2023, among the Company, Silver Valley, and an affiliate of Sprott Streaming (the “Royalty Agreement”). A 1.35% rate will apply to claims outside of these areas (the “Secondary Claims”). The previously announced royalty put option permits Sprott Streaming to resell the Royalty to the Company for $8 million upon default under the CD1 or CD2 until such time that they are repaid in full.

The Company agreed to guarantee the payment and performance of all of the covenants and obligations of Silver Valley under the Metals Purchase Agreement.

Loan Agreement

Pursuant to the Loan Agreement, the Lenders agreed to make available to the Company the Debt Facility to finance, in part, the construction and development of the Bunker Hill mine. The Debt Facility consists of a $21 million facility that is available for draw at the Company’s election for a period of two years. Any amounts drawn will bear interest of 10% per annum, payable annually in cash or capitalized until three years from closing of the Debt Facility at the Company’s election, and thereafter payable in cash only. The maturity date of any drawings under the Debt Facility is June 23, 2027. For every $5 million or part thereof advanced under the Debt Facility, the Company will grant a new 0.5% life-of-mine gross revenue royalty, on the same terms as the Royalty, to a maximum of 2.0% on the Primary Claims and 1.4% on the Secondary Claims. The Company may buy back 50% of these royalties for $20 million.

Omnibus Amendment Agreement

Pursuant to the Omnibus Amendment Agreement, the parties extended the maturities of the CD1 and CD2 to March 31, 2026, when the full $6 million and $15 million, respectively, will become due.

The foregoing descriptions of the Metals Purchase Agreement, the Loan Agreement, the Omnibus Amendment Agreement, and the Royalty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Metals Purchase Agreement, the Loan Agreement, the Omnibus Amendment Agreement and the Royalty Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

* * *

The representations, warranties and covenants contained in the Metals Purchase Agreement, the Loan Agreement, the Omnibus Amendment Agreement, and the Royalty Agreement were made solely for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Metals Purchase Agreement, the Loan Agreement, the Omnibus Amendment Agreement and the Royalty Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On June 26, 2023, the Company issued a press release regarding, among other things, the Company’s entrance into the Metals Purchase Agreement, the Loan Agreement, and the Omnibus Amendment Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1‡	Metals Purchase Agreement, dated as of June 23, 2023, by and among Silver Valley Metals Corp., as seller, Bunker Hill Mining Corp., and the purchaser named therein

10.2‡	Loan Agreement, dated as of June 23, 2023, by and among Bunker Hill Mining Corp., as borrower, Silver Valley Metals Corp., as guarantor, and the lenders and agent named therein

10.3	Fourth Omnibus Amendment Agreement, dated as of June 23, 2023, by and among Bunker Hill Mining Corp., Silver Valley Metals Corp., and the other parties named therein

10.4	Royalty Agreement, dated as of June 23, 2023, by and among Bunker Hill Mining Corp., as guarantor, Silver Valley Metals Corp., as grantee, and grantee and royalty holder named therein

99.1	Press Release, dated as of June 26, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

‡	Certain schedules or similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or attachment to this exhibit.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

Dated: June 29, 2023	By:	/s/ Sam Ash
	Name:	Sam Ash
	Title:	President and CEO

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